Exhibit 99.1

INTEGRATED ENVIRONMENTAL TECHNOLOGIES, LTD.
ANNOUNCES NEW DISTRIBUTOR AGREEMENT WITH SKY BLUE INDUSTRIES FOCUSED ON TRANSPORTATION AND AUTO CARE INDUSTRIES

Company Also Provides Update to Distributor and Independent Sales Representative Network

LITTLE RIVER, S.C., September 25, 2012 – Integrated Environmental Technologies, Ltd. (“IET” or the “Company”) (OTC Bulletin Board: IEVM), announced today that Sky Blue Industries, Inc. (“Sky Blue”) has added the Company’s Excelyte® disinfecting solution and Catholyte Zero™ cleaning solutions to the Sky Blue product offerings.  Sky Blue is a manufacturer and distributor of chemicals and provides services to all aspects of the transportation and auto care industries.  Sky Blue’s customers include regional/national auto and truck rental fleets, national transport carriers, transportation maintenance facilities, car dealerships and fast lube shops.  Sky Blue primarily distributes products in Utah, Idaho, Nevada, Wyoming and Montana.

The Company’s sales network currently consists of four distributors and fourteen independent sales representatives that are developing territories in Utah, New Mexico, Idaho, Wyoming, Colorado, California, Nevada, North Dakota, Washington and Montana.  The growth of this network remains an important component of the Company’s strategy to market and sell its solutions throughout the United States.  The Company also has terminated its sales management services agreement with TrueLogix, LLC and will now use internal resources to manage and recruit independent sales representatives related to the sale of its solutions.

David LaVance, Chairman, President and Chief Executive Officer of the Company, commented “Sky Blue has extensive experience in selling to the various segments of the transportation and auto care industries.  I believe there is a tremendous opportunity for Excelyte® and Catholyte Zero™ solutions throughout these industries ranging from the cleaning and disinfecting of passenger cars to the cleaning and disinfecting of long haul trucks.  We are continuing to expand our network of distributors and independent sales representatives and believe that our decision to internally manage these groups will provide the Company with a more efficient and profitable process as we continue our growth.”

Steven P. Griffin, President of Sky Blue, observed “Sky Blue has a long standing tradition of distributing quality chemicals and equipment to the transportation and auto care industries.  The growth in bacteria and virus outbreaks has created the need to disinfect automobiles and trucks, especially those vehicles that are rented to the general public and those involved in produce and food hauling.  Other than the Excelyte® and Catholyte Zero™ solutions, I do not believe that any product currently exists that is both effective and free of harmful residue and/or unpleasant scents.  The Excelyte® and Catholyte Zero™ solutions allow us to offer our customers an effective, non-toxic, environmentally responsible alternative to hazardous chemicals traditionally prevalent in commercial use. ”

About Integrated Environmental Technologies, Ltd.

Integrated Environmental Technologies, Ltd., is a publicly-traded company that operates through its wholly-owned operating subsidiary, I.E.T., Inc.  The Company sells a disinfecting solution under the EcaFlo® and Excelyte® brand names and sells a cleaning solution under the Catholyte Zero™ brand name.  Both solutions are produced by the Company’s proprietary EcaFlo® equipment which utilizes an electrolytic process known as electrochemical activation to reliably produce environmentally responsible solutions for cleaning, sanitizing and disinfecting.  EcaFlo® Anolyte and Excelyte® solutions are EPA-registered surface disinfectants and sanitizers approved for hospital-level use.  The products can be used safely anywhere there is a need to control pathogens, bacteria, viruses, and germs.  Catholyte Zero™ solutions are an environmentally friendly cleanser and degreaser for janitorial, sanitation and food processing uses.  To learn more about Integrated Environmental Technologies, Ltd. and I.E.T., Inc., please visit our websites at www.ietltd.net  (investor relations) and www.ietecaflo.com (product information).

Forward-Looking Statements

Statements about the Company's future expectations and all other statements in this press release other than historical facts are forward-looking statements. Such statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from expected results.  Among these risks, trends and uncertainties are economic conditions both generally and within the industries in which the company may participate; competition within the Company’s chosen industries, including competition from much larger competitors; technological advances; available capital; regulatory approval; and failure by the Company to successfully develop or acquire products and form new business relationships.  Since these statements involve risks and uncertainties and are subject to change at any time, the Company's actual results could differ materially from expected results.

Contacts:

Integrated Environmental Technologies, Ltd.
Thomas S. Gifford
Executive Vice President and Chief Financial Officer
Tel.:  (732) 282-1055